UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 28, 2011

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore are omitted.

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of a Direct Financial Obligation.

On July 28, 2011, U.S. Premium Beef, LLC (“USPB”), and CoBank, ACB (“CoBank”), entered into a Master Loan Agreement, Revolving Term Loan Supplement to the Master Loan Agreement, Pledge Agreement, and Security Agreement.  The Master Loan Agreement, Revolving Term Loan Supplement Pledge Agreement, and Security Agreement replace, amend and restate the arrangements between CoBank and USPB contained in that certain Amended and Restated Credit Agreement and Security Agreement dated June 22, 2009, as amended (the “Prior Agreement.”).

            The Master Loan Agreement and the Revolving Term Loan Supplement provide for a $15 million Revolving Credit Commitment.  That commitment carries a term of three years, maturing on June 30, 2014.  The Amendment also defines the Interest Spread and Non-Use fee pricing as equal to the “Applicable Margin” as defined in National Beef Packing Company LLC’s Amended and Restated Credit Agreement dated June 4, 2010.  The other terms and conditions of the Master Loan Agreement and the Revolving Term Loan Supplement continue the terms and conditions of the Prior Agreement without material modifications.

            The Pledge Agreement provides CoBank with a first-priority security interest in USPB’s Membership Interests in, and Distributions from, National Beef Packing Company, LLC.  The Security Agreement provides CoBank a security interest in all of the personal property of USPB.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description
10.1	Master Loan Agreement between U.S. Premium Beef, LLC and CoBank, ACB, executed July 28, 2011

10.2	Revolving Term Loan Supplement between U.S. Premium Beef, LLC and CoBank, ACB executed July 28, 2011.

10.3	Pledge Agreement between U.S. Premium Beef, LLC and CoBank, ACB executed July 28, 2011.
10.4	Security Agreement between U.S. Premium Beef, LLC and CoBank, ACB executed July 28, 2011.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt
Steven D. Hunt
Chief Executive Officer

Date:   August 1, 2011